Exhibit 99.1

              Concord Camera Corp. Enters into Contract for Sale of
                  Facilities in The People's Republic of China

February 12, 2009 (Hollywood, FL) - Concord Camera Corp. (the "Company") (PNK:LENS.PK) announced today that, on February 6, 2009, its Hong Kong subsidiary, Concord Camera HK Limited ("Concord Camera HK"), entered into a contract with Bao On Joint Stock Company ("Bao") for the sale of Concord Camera HK's registered land and buildings in The People's Republic of China ("PRC") and certain temporary buildings and equipment and facilities located thereon. The purchase price is RMB34,500,000, or approximately US$5,047,180 at the exchange rate in effect on February 12, 2009.

The terms of the Agreement provide that Bao is responsible for all taxes attributable to the sale of the registered land and buildings and Concord Camera HK is responsible for all taxes attributable to the sale of the temporary buildings, equipment and facilities. Upon signing the Agreement, Bao paid RMB2,500,000, or approximately US$365,738 at the exchange rate in effect on February 12, 2009, as a deposit, which will be used to satisfy its tax liability attributable to the sale of the registered land and buildings. Pursuant to the Agreement, Bao is required to pay the RMB34,500,000 purchase price into an account designated by Concord Camera HK on or before February 20, 2009. Bao's obligation to pay the RMB34,500,000 purchase price on or before February 20, 2009 and to proceed with the transaction is not subject to any financing conditions. The sale will be completed and the RMB34,500,000 purchase price will be released to Concord Camera HK upon the local government authorities completing the transfer of the real estate certificates to Bao.

The purchase price includes a leaseback of the land and buildings to Concord Camera HK for up to six months, at no additional cost to Concord Camera HK, to complete the wind down and liquidation process in the PRC.

The sale of the facilities in the PRC is being made in connection with the dissolution and liquidation of the Company (the "Plan of Liquidation"), which was approved at the Annual Meeting of Shareholders on December 18, 2008. Pursuant to the Plan of Liquidation, the Company has initiated the process to dissolve the Company's corporate existence in the State of New Jersey and intends to sell and monetize or otherwise dispose of its non-cash assets, satisfy or settle its remaining liabilities and obligations, including contingent liabilities and claims, and make one or more distributions to its shareholders of cash available for distribution. The execution of the Plan of Liquidation will be completed as soon as practicable.

Cautionary Statement About Forward Looking Statements

The statements contained in this press release that are not historical facts are "forward looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as: "estimates," "projects," "anticipates," "expects," "intends," "believes," "plans," "forecasts" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the parties' ability to satisfy the conditions to the closing of the sale of the PRC facilities within the anticipated time frame, if at all, the ability and time required to obtain the approval of the local government to transfer the properties, the ability and time required to transfer the sale proceeds out of the PRC, fluctuations in the exchange rate and the corresponding U.S. dollar proceeds to be received by the Company from the sale, the Company's ability

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to sell and monetize or otherwise dispose of its other non-cash assets in a timely manner or at all and the Company's ability to settle or otherwise resolve its liabilities and obligations, including contingent liabilities, with its creditors.

For a discussion of some additional factors that could cause actual results to differ, see the risks discussed under "Risk Factors" and the disclosures in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2008 and subsequently filed reports. We wish to caution the reader that these forward-looking statements, including, without limitation, statements regarding the timing of the completion of the sale of the PRC facilities and the dissolution and liquidation of the Company pursuant to the terms of the Plan of Liquidation, the amount of any liquidating distributions and the timing of any liquidating distributions, and other statements contained in this press release regarding matters that are not historical facts, are only estimates or predictions. No assurance can be given that future results will be achieved.

Actual events or results may differ materially as a result of risks facing us or actual results differing from the assumptions underlying such statements. Any forward-looking statements contained in this press release represent our estimates only as of the date of this press release, or as of such earlier dates as are indicated herein, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, unless required by applicable law, we specifically disclaim any obligation to do so, even if our estimates change.